UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008

UNION CARBIDE CORPORATION
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-1463 Commission File Number	13-1421730 (IRS Employer Identification No.)

400 West Sam Houston Parkway South, Houston, TX (Address of principal executive offices)	77042 (Zip code)

(713) 978-2016
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2008, The Dow Chemical Company (“Dow”) entered into a Joint Venture Formation Agreement (the “JVFA”) with Petrochemical Industries Company (K.S.C.) (“PIC”), a wholly-owned subsidiary of Kuwait Petroleum Corporation.

The JVFA provides that, upon the terms and subject to the conditions set forth therein, Dow and PIC, together with certain of their respective affiliates (which includes Union Carbide Corporation (the “Corporation”)), will establish a 50:50 joint venture that will be operated through K-D Petrochemicals C.V., a limited liability partnership (commanditaire venootschap) to be formed under the laws of The Netherlands (“K-Dow”).

  At the closing of the transaction (the “Closing”), Dow and certain of its subsidiaries, including the Corporation, will transfer by way of contribution and sale to K-Dow and its subsidiaries (the “K-Dow Group”), directly or indirectly, certain assets used in the research, development, manufacture, distribution, marketing and sale of polyethylene, polypropylene, polycarbonate and polycarbonate compounds and blends, ethyleneamines, ethanolamines, and related licensing and catalyst technologies, and K-Dow will assume certain liabilities relating thereto (the “Business”), in exchange for (i) a 50% equity interest in K-Dow and (ii) the payment by PIC to Dow of an initial purchase price specified in the JVFA, subject to certain post-Closing adjustments.

To establish the joint venture as set forth in the JVFA, at Closing, the Corporation and its wholly-owned subsidiaries will contribute to the K-Dow Group certain of their respective assets relating to the Business, principally relating to the Corporation’s polyethylene and ethyleneamines and ethanolamines products, and certain intellectual property rights, in exchange for which the Corporation will receive as consideration indirect interests in K-Dow.  The Corporation’s interest in K-Dow will be based on the proportion of the fair value of the assets it transfers to the K-Dow Group to the fair value of all assets transferred to the K-Dow Group, as determined by an independent third party.

At Closing, the Corporation will also enter into an indemnity agreement under which the Corporation will agree to indemnify PIC and K-Dow with respect to breaches of warranties relating to the portion of the Business transferred by the Corporation to the K-Dow Group and certain liabilities, including certain environmental liabilities.  K-Dow will agree to indemnify the Corporation and PIC in respect of liabilities arising after Closing in connection with the portion of the Business transferred to the K-Dow Group by the Corporation, certain assumed liabilities and certain environmental liabilities.

The Corporation also expects to enter into certain other agreements at Closing to facilitate the ordinary business operations of K-Dow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 1, 2008

UNION CARBIDE CORPORATION

By:	/s/ William H. Weideman
	Name:	William H. Weideman
	Title:	Vice President and Controller
The Dow Chemical Company

Authorized Representative of Union Carbide Corporation